SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                 SECURITIES EXCHANGE ACT OF 1934(AMENDMENT NO.    )
                                                              ---
Filed by the Registrant                     [X]
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Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

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                                SPARX FUNDS TRUST

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                (Name of Registrant as Specified in its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:________
    (2) Aggregate number of securities to which transaction applies:___________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________
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    (5) Total fee paid:________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:________________________________________________
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    (4) Date Filed:____________________________________________________________

                                SPARX JAPAN FUND
                               360 Madison Avenue
                            New York, New York 10017

                                                                  July 27, 2005

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of SPARX Japan Fund (the "Fund"), a series of SPARX Funds Trust, to be held at 360 Madison Avenue, 22nd Floor, New York, New York 10017, on Friday, August 19, 2005, at 3:00 p.m., Eastern time. In addition to voting on the proposal described in the Notice of Special Meeting of Shareholders, you will have an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a shareholder.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the meeting.

                                       Sincerely,

                                       Takashi Tsuchiya
                                       President

                                SPARX JAPAN FUND
                               360 Madison Avenue
                            New York, New York 10017
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                    Notice of Special Meeting of Shareholders
                          To be Held on August 19, 2005

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     The Special Meeting of Shareholders (the "Special Meeting") of SPARX Japan
Fund (the "Fund"), a series of SPARX Funds Trust (the "Trust"), a Massachusetts business trust, will be held at 360 Madison Avenue, 22nd Floor, New York, New York 10017, on Friday, August 19, 2005, at 3:00 p.m., Eastern time, for the following purposes:

    1. To approve a Sub-Investment Advisory Agreement between SPARX Investment & Research, USA, Inc. and SPARX Asset Management Co., Ltd.; and

    2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

     The close of business on July 22, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     Your vote is important regardless of the size of your holdings in the Fund. Whether or not you expect to be present at the Special Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you desire to vote in person at the Special Meeting, you may revoke your proxy.

                                       By Order of the Board of Trustees

                                       Erik C. Kleinbeck
                                       Secretary

July 27, 2005
New York, New York

                                SPARX JAPAN FUND
                               360 Madison Avenue
                            New York, New York 10017
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                                 Proxy Statement
                         Special Meeting of Shareholders
                                 August 19, 2005

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                                  INTRODUCTION

     This Proxy Statement is furnished to shareholders of SPARX Japan Fund (the "Fund"), a series of SPARX Funds Trust (the "Trust"), a Massachusetts business trust, in connection with the solicitation of proxies, on behalf of the Board of Trustees, for use at the Trust's Special Meeting of Shareholders (the "Special Meeting") to be held at 360 Madison Avenue, 22nd Floor, New York, New York 10017, on Friday, August 19, 2005, at 3:00 p.m., Eastern time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting dated July 27, 2005. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").


     This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy were sent to shareholders on or about July 27, 2005. The Board of Trustees has fixed the close of business on July 22, 2005 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, the Fund had 257,000 Investor shares issued and outstanding and 805,284 Institutional shares issued and outstanding. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. The Fund is currently the only series of the Trust, and the Fund's shares are the only outstanding shares of the Trust. Institutional shares and Investor shares will vote together as a single class for the approval of the proposal described in the Notice of Special Meeting.

     To the Fund's knowledge, no person owned 5% or more of the outstanding Investor or Institutional shares of the Fund as of the Record Date other than the investors listed on Appendix A to this Proxy Statement. SPARX beneficially owned 10,554 Investor shares and 95,068 Institutional shares of the Fund, or 4.14% and 11.92% of the outstanding Investor shares and Institutional shares, respectively, shares as of the Record Date.


     If the accompanying form of proxy is properly executed and returned in time to be voted at the Special Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon. Executed and returned proxies that are unmarked will be voted FOR the proposal and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Special Meeting or any adjournment thereof. The Board of Trustees does not know of any matters to be considered at the Special Meeting other than the proposal described in the Notice of Special Meeting and this Proxy Statement.

     The presence in person or by proxy of shareholders of the Trust entitled to cast at least 30% of the votes entitled to be cast shall constitute a quorum ("Quorum"). If a Quorum is not present at the Special Meeting, or if a Quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Special Meeting, the following factors may be considered: the percentage of votes actually cast, the percentages of votes voted for and against the proposal, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares that are represented at the Special Meeting in person or by proxy.

     Shares represented by properly executed proxies with respect to which an abstention is indicated, or a broker does not vote will be treated as shares that are present and entitled to vote for purposes of determining a Quorum, but will not constitute a vote "for" the proposal.

     A "majority of the outstanding voting securities," as used below ("Majority Vote"), means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present, in person or by proxy, at the Special Meeting, if the holders of more than 50% of the outstanding shares are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

     In addition to the use of the mail, proxy solicitations may be made by telephone or in person by the Trust's officers and employees of the Fund's investment adviser. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their customers to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund's investment adviser for out-of-pocket expenses incurred.

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                                    Proposal
                  Approval of Sub-Investment Advisory Agreement

      ---------------------------------------------------------------------

     SPARX Investment & Research, USA, Inc. ("SPARX") currently serves as the Fund's investment adviser pursuant to an Advisory Agreement with the Trust, dated as of October 31, 2003 (the "Advisory Agreement"), pursuant to which SPARX provides day-to-day management of the Fund's portfolio. The Advisory Agreement was approved by the Trust's Board of Trustees (the "Board") on September 25, 2003 and by the sole shareholder of the Fund on October 30, 2003.

     It is proposed that SPARX enter into a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with its Tokyo-based affiliate, SPARX Asset Management Co., Ltd. ("SAM"), pursuant to which SAM would serve as the Fund's sub-investment adviser and provide day-to-day management of the Fund's portfolio under the supervision of SPARX. Under the proposed Sub-Advisory Agreement, SPARX would pay SAM a sub-advisory fee at an annual rate of .60% of the Fund's average daily net assets, payable on a monthly basis. This fee will be paid by SPARX out of the advisory fee that the Fund pays to SPARX for services provided pursuant to the Advisory Agreement. The proposed sub-advisory arrangement would not increase the rate of advisory fees paid by the Fund.


     SAM was established in 1989 in Tokyo, Japan as an investment adviser. SAM is licensed under Japanese law to conduct its discretionary and non-discretionary investment management business as well as its securities investment trust business. In addition, SAM performs various investment and research functions and performs investment advisory activities and fund administration for its Japanese and international clients in the area of Japanese equity investment. SAM has applied for registration in the United States as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Since December 4, 2001, SAM has been a publicly traded company on JASDAQ (Japan's primary over-the-counter market). As of June 30, 2005, SAM had approximately $8.4 billion of assets under management. SPARX is a direct wholly-owned subsidiary of SAM. Currently, certain employees of SAM participate through SPARX in providing investment advice to the Fund. It is anticipated that these employees will continue to provide investment advice to the Fund, and the Fund's investment operations will not change, if the Sub-Advisory Agreement is approved.

     If the Sub-Advisory Agreement is approved by shareholders, SPARX and SAM will enter into the Sub-Advisory Agreement on the earlier of the date of shareholder approval or SAM's registration under the Advisers Act. If the Sub-Advisory Agreement is approved by shareholders prior to SAM's registration, SPARX will continue to provide day-to-day management of the Fund's portfolio until SAM is registered under the Advisers Act.

     SPARX and SAM. SPARX and SAM are controlled by Shuhei Abe, SPARX' and SAM's principal executive officer.

     The managing directors of SPARX are Mikiro Shimizu, Erik C. Kleinbeck and Takashi Tsuchiya. The principal business address of SPARX, and the address of the managing directors, is 360 Madison Avenue, New York, New York 10017.

     Mr. Abe, along with Messrs. Toshifumi Taguchi, Yogo Kimura and Tadashi Yanai, are managers of SAM. The principal business address of SAM, and the address of Mr. Abe and the managers, is Gate City Ohsaki, East Tower 16th Floor, 1-11-2, Ohsaki, Shinagawa-ku, Tokyo 141-0032 Japan.

     The officers and Trustees of the Trust, who are also officers or directors of SPARX, or officers or managers of SAM, are: Mr. Tsuchiya, who is a Trustee and President of the Trust and a Managing Director of SPARX; Mr. Kleinbeck, who is the Secretary and Treasurer of the Trust and a Managing Director of SPARX; and Mr. James Cox who is the Chief Compliance Officer of the Trust and Group Global Counsel of the SPARX Group of Companies, which includes SPARX and SAM.

     Distributor and Administrator. UMB Distribution Services, LLC serves as distributor of the Fund's shares, and UMB Fund Services, Inc. serves as the Fund's administrator, each with its principal office at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233.

Description of Advisory Agreement

     Under the terms of the Advisory Agreement, SPARX provides investment management services to the Fund in accordance with its investment objective and policies, subject to the supervision and approval of the Board. In connection therewith, SPARX obtains and provides investment research and supervises the Fund's investments and conducts (or, if the Sub-Advisory Agreement is approved, will supervise) a continuous program of investment, evaluation and, if appropriate, sale and reinvestment, of the Fund's assets. In addition, SPARX also supplies office space, furnishings and equipment (which may be in its own offices), and stationery and office supplies and assists in preparing reports to the Fund's shareholders and reports to, and filings with, the Securities and Exchange Commission (the "SEC").


     The Fund pays SPARX an investment advisory fee, accrued daily and payable monthly, at the annual rate of 1.00% of the Fund's average daily net assets. For the fiscal year ended October 31, 2004, the advisory fee payable by the Fund to SPARX amounted to $58,090, all of which amount was waived by SPARX pursuant to an undertaking in effect resulting in no advisory fees being paid by the Fund for such period. Through the fiscal year ending October 31, 2006, SPARX has agreed to waive its advisory fees or otherwise bear the expenses of the Fund to the extent the aggregate expenses of the Fund exceed 1.50% and 1.25% of the value of the Fund's Investor shares' and Institutional shares' average daily net assets, respectively.

     SPARX bears all expenses in connection with its performance of services under the Advisory Agreement and will pay all fees of SAM in connection with its duties in respect of the Fund. All other expenses to be incurred in the operation of the Trust (other than those borne by SAM) will be borne by the Trust, except to the extent specifically assumed by SPARX. The expenses to be borne by the Trust include, without limitation, the following: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Trustees who are not officers, directors or employees of SPARX or holders of 5% or more of the Trust's outstanding voting securities or those of the SPARX or SAM or any affiliate of SPARX or SAM, SEC fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Trust's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses.

     The Advisory Agreement provides that neither SPARX, nor, if the Sub-Advisory Agreement is approved by shareholders, SAM shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard in the performance of their obligations and duties under the Advisory Agreement and the Sub-Advisory Agreement, respectively.

     The Advisory Agreement has an initial term of two years and then is subject to annual approval by (1) the Trust's Board of Trustees or (2) a Majority Vote of the Fund's shareholders, provided that in either event the continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or SPARX ("Independent Trustees") by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Fund, the Advisory Agreement is terminable without penalty, on 60 days' notice, by the Trust's Board of Trustees or by a Majority Vote of the Fund's shareholders, or, upon not less than 90 days' notice, by SPARX. The Advisory Agreement will terminate automatically, as to the Fund, in the event of its assignment (as defined in the 1940 Act).

Description of Sub-Advisory Agreement

     Under the terms of the proposed Sub-Advisory Agreement, SAM, subject to the supervision and approval of SPARX, would provide investment management of the Fund's portfolio, as well as statistical information with respect to the investments which the Fund may hold or contemplate purchasing. In connection therewith, SAM will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. Under the proposed Sub-Advisory Agreement, SPARX (and not the Fund) is responsible for paying the sub-advisory fee to SAM. A copy of the Sub-Advisory Agreement in the form being presented for approval, and as approved by the Board, is set forth as Appendix B to this Proxy Statement.

     SAM will bear all expenses in connection with the performance of its services under the Sub-Advisory Agreement. All other expenses incurred in the operation of the Fund (other than those borne by SPARX) will be borne by the Fund, except to the extent specifically assumed by SAM. The expenses borne by the Fund are listed above under "Description of the Advisory Agreement."

     The Sub-Advisory Agreement provides that SAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or SPARX in connection with the matters to which the Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of SAM's duties or from reckless disregard by SAM of its obligations and duties under the Sub-Advisory Agreement.


     The Sub-Advisory Agreement has an initial term of two years and then is subject to annual approval by (i) the Trust's Board of Trustees or (ii) a Majority Vote of the Fund's shareholders, provided that in either event the continuance also is approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or SAM, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Fund, the Sub-Advisory Agreement is terminable without penalty, on 60 days' notice, by the Trust's Board of Trustees or by a Majority Vote of the Fund's shareholders, or, upon not less than 90 days' notice, by SAM. The Sub-Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).


     Sub-Investment Advisory Fee. Pursuant to the Sub-Advisory Agreement, SPARX has agreed to pay SAM a sub-investment advisory fee at an annual rate of .60% of the Fund's average daily net assets, payable on a monthly basis. This fee would be paid by SPARX out of the advisory fee (1.00% of the Fund's average daily net assets) that the Fund pays to SPARX for services provided pursuant to the Advisory Agreement. The Fund will not incur any additional fees or expenses if the Sub-Advisory Agreement is approved.

Board of Trustees' Consideration and Approval of the Sub-Advisory Agreement


     At a meeting held on June 22, 2005, the Board, including all of the Independent Trustees, met in person and unanimously (i) approved the entry by SPARX into the Sub-Advisory Agreement with SAM, (ii) directed that the Sub-Advisory Agreement be submitted to Fund shareholders at this Special Meeting, and (iii) recommended that the shareholders of the Fund approve the Sub-Advisory Agreement. The Independent

Trustees were assisted in their review by independent legal counsel and met with counsel in executive session separate from representatives of SPARX and SAM.

Services Provided

     The representatives from SPARX and SAM reviewed a presentation provided to the Board in advance of the meeting about SAM and its clients and outlined SAM's global structure, including technology and operational support. The Trustees discussed the nature, extent and quality of the services proposed to be provided by SAM to the Fund. The Trustees considered SAM's research and portfolio management capabilities and compliance infrastructure, as reviewed at the meeting and as discussed in previous Board meetings, and that SPARX would continue to provide oversight of day-to-day operations of the Fund. The Trustees considered that currently certain employees of SAM participate through SPARX in providing investment advice to the Fund and that it is anticipated that these employees will continue to provide investment advice to the Fund, and that the Fund's investment operations will not change.


     The Board also considered that the aggregate fees paid by the Fund under the Advisory Agreement and the proposed Sub-Advisory Agreement are identical in all respects to those paid under the Advisory Agreement currently, and that the Fund's shareholders will not pay any additional advisory fees if the proposed Sub-Advisory Agreement is approved.


Comparative Performance and Fees and Expenses

     The Trustees reviewed SAM's composite investment performance for other similar funds and accounts advised by SAM, compared with appropriate benchmarks/indices.

     The Trustees also discussed the proposed sub-advisory fee to SAM and the Fund's advisory fee, which was proposed to be the same under the Advisory Agreement and the proposed Sub-Advisory Agreement as under the Advisory Agreement alone. Although SPARX' advisory fee was not under review, the Board reviewed an independent report prepared by Lipper Inc. ("Lipper") analyzing the Fund's advisory fee, total expenses, brokerage commissions and portfolio turnover rate, among other data, as well as Fund performance, in each case as part of comparison groups chosen by Lipper. The Fund's advisory fee was shown to be in the range of the median fee of the funds in the advisory fee comparison group and its total expenses were below the median expenses in the total expense comparison group. The Fund's performance was shown to rank first out of the six funds in the performance comparison group.

     A discussion of the sub-advisory fee to be charged and services to be provided under the proposed Sub-Advisory Agreement ensued. The Trustees agreed with the characterization by the representatives of SPARX and SAM that the fees charged were reasonable in light of the services proposed to be provided by SAM. The Trustees also expressed satisfaction with the Fund's performance.

     The Trustees also considered funds and accounts advised by SAM with similar investment objectives, policies and strategies ("Similar Accounts") as the Fund. The Trustees discussed the proposed fee paid to SAM compared to the fee paid to SAM by Similar Accounts. The Trustees reviewed the nature of the Similar Accounts and the differences, from SAM's perspective, in management of the different types of Similar Accounts as compared to management of the Fund. The Trustees considered the relevance of the fee information provided for Similar Accounts managed by SAM to evaluate the appropriateness and reasonableness of the proposed sub-advisory fees. A discussion ensued with respect to the Fund, as a consequence of which the Board recognized that any differences in fees paid by Similar Accounts was consistent with the differences in the services provided. The Board determined that the proposed sub-advisory fee rate would not constitute a fee that is so disproportionately large as to bear no reasonable relationship to the services rendered and that could not have been the product of arm's-length bargaining, and concluded that the sub-advisory fee rate under the Sub-Advisory Agreement is fair and reasonable.

Profitability and Economies of Scale


     The presentation to the Board by SPARX and SAM included information concerning the costs to and profits realized by SPARX and its affiliates resulting from the Advisory Agreement. SAM and SPARX representatives stated that neither SPARX nor its affiliates currently receive any significant indirect benefits from managing the Fund. The Trustees also considered potential benefits to SAM and its affiliates from SAM acting as sub-investment adviser to the Fund and SPARX acting as investment adviser to the Fund. It was noted that neither SPARX nor SAM obtains soft dollar research.

     It was noted that SPARX currently did not make any profit from its management of the Fund, and that SPARX is continuing to support distribution relationships through direct payments from its own resources to third parties in connection with shareholder servicing and other administrative and recordkeeping services. In addition, the SPARX representatives noted that SPARX is continuing to provide fee waivers and expense reimbursements for the Fund. Through the fiscal year ending October 31, 2006, SPARX agreed to waive its advisory fees or otherwise bear the expenses of the Fund to the extent the aggregate expenses of the Fund exceed 1.50% and 1.25% of the value of the Fund's Investor shares' and Institutional shares' average daily net assets, respectively.


     Because a discussion of economies of scale should generally be predicated on increasing assets and that because the Fund's assets had not been increasing materially and since SPARX had not realized profits from its management of the Fund, there were no economies of scale that were not being shared.

     Conclusions and Determinations. The Independent Trustees considered SAM's research and portfolio management capabilities and compliance infrastructure, and SPARX' oversight and supervision of SAM pursuant to the proposed Sub-Advisory Agreement.

     The Independent Trustees also considered the discussion of the sub-advisory fee. They also referred to the discussion of the advisory fee paid to SPARX by the Fund, noting that the Fund would not pay any additional advisory fees if the proposed Sub-Advisory Agreement were approved. The Independent Trustees also referenced discussions of potential benefits to SAM and its affiliates from SAM acting as sub-adviser to the Fund.


     At the conclusion of these discussions, each of the Independent Trustees expressed the opinion that he or she had been furnished with sufficient information to make an informed business decision with respect to approval of the Sub-Advisory Agreement. Based on the discussions and considerations as described above, the Board made the following conclusions and determinations.


    o The Board concluded that the nature, extent and quality of the services to be provided by SAM are adequate and appropriate.

    o The Board concluded that under the proposed sub-advisory arrangement the Fund would receive services of the same scope and quality as are currently provided.

    o The Board concluded that the fee to be paid by SPARX to SAM, which would be paid by SPARX out of its advisory fee paid by the Fund pursuant to the Advisory Agreement, was reasonable in relation to the services to be provided.

    o The Board recognized that economies of scale may be realized as the assets of the Fund increase and determined to evaluate economies of scale as the Fund's assets increase.

     The Board determined that approval of the Sub-Advisory Agreement was in the best interest of the Fund and its shareholders.

Required Vote

     The Sub-Advisory Agreement cannot be implemented, with respect to the Fund, unless approved at the Special Meeting, or any adjournment thereof, by a Majority Vote of the Fund's shareholders.

                   THE BOARD OF TRUSTEES, INCLUDING ALL OF THE
                  INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS
                    THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL
                          OF THE SUB-ADVISORY AGREEMENT

                               Shareholder Reports

     Copies of the Fund's Annual Report for the fiscal year ended October 31, 2004 and Semi-Annual Report for the period ended March 31, 2005 are available upon request, without charge, by writing to the Fund at P.O. Box 1213 Milwaukee, Wisconsin 53201-1213 or by calling 1-800-632-1320.

                    Other Matters to Come Before the Meeting

     The Trustees do not intend to present any other business at the Special Meeting nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

     Shareholders who wish to communicate with Trustees should send communications to the Trust, 360 Madison Avenue, New York, New York 10017, to the attention of the Secretary. The Secretary is responsible for determining, in consultation with other officers of the Trust and Trust counsel, which shareholder communications will be directed to the Trustee or Trustees indicated in the communication.

                               Proxy Solicitation

     SPARX will bear the cost of soliciting proxies. The Fund has engaged Management Investment Services to serve as proxy solicitor at an anticipated cost of $8,000. The total expenses of the Special Meeting, including the solicitation of proxies and the expenses incurred in connection with the preparation of the Proxy Statement are approximately $30,000. In addition to the use of the mail, proxy solicitations may be made by telephone or in person by the Trust's officers and employees of SPARX. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their customers to obtain authorization for the execution of proxies, and they will be reimbursed by SPARX for out-of-pocket expenses incurred.

     Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity. Where a telephonic proxy is solicited (other than when a shareholder calls the toll free number directly to vote) or when a shareholder votes via the Internet using the Control Number that appears on the proxy card, the shareholder will be asked to provide his or her full name, address, social security number or taxpayer identification number and the number of shares owned and to confirm that the shareholder has received the Proxy Statement and proxy card(s) in the mail. Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation. Any shareholder giving a proxy may revoke it at any time before its exercise by submitting a written notice of revocation or a subsequent proxy to the Fund (in writing, by telephone or through the Internet) or by attending the Special Meeting and voting in person.

                                 Voting Results

     The Fund will advise shareholders of the voting results of the matters voted upon at the Special Meeting in the next Annual Report to Shareholders.

                             Shareholder Proposals

     The Trust does not hold annual meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for the Fund's next shareholder meeting subsequent to this Special Meeting, if any, must submit such proposals a reasonable period of time before the Trust begins to print and mail the proxy materials for such meeting.

                                       By Order of the Board of Trustees

                                       Takashi Tsuchiya
                                       President
New York, New York
July 27, 2005

                                   APPENDIX A
                  Share Ownership and Certain Beneficial Owners

     As of the Record Date, no person owed of record or was known by the Fund to own beneficially 5% or more of a class of the Fund's outstanding shares except the following:

                                                     Percentage of Total
Name and Address                                 Investor Shares Outstanding
---------------------------------------------   ----------------------------
Charles Schwab & Co. Inc. -- Special Custody*
  A/C FBO Customers
  101 Montgomery Street
  San Francisco, CA 94104                                    58.48%
National Investor Services*
  FBO -- 097-50000-19
  55 Water Street, 32nd Floor
  New York, NY 10041                                          9.01%
Andrew B. Balson
  West Newton, MA 02465                                       6.09%


                                                        Percentage of Total
Name and Address                                  Institutional Shares Outstanding
----------------------------------------------   ---------------------------------
Charles Schwab & Co. Inc. -- Special Custody*
  A/C FBO Customers
  101 Montgomery Street
  San Francisco, CA 94104                                    25.37%
National Investor Services*
  FBO -- 097-50000-19
  55 Water Street, 32nd Floor
  New York, NY 10041                                         24.66%
SPARX Investment & Research, USA, Inc.
  360 Madison Avenue, 22nd Floor
  New York, NY 10017                                         11.92%
James E. Moltz, Trustee and Barbara V. Moltz,
  Trustee; c/o ISI Inc.
  New York, NY 10022                                          6.59%

     * The Fund believes that this entity is not the beneficial owner of shares of record held by it.

     A shareholder who beneficially owns, directly or indirectly, more than 25% of the Fund's voting securities may be deemed a "control person" (as defined in the 1940 Act) of the Fund.

                                   APPENDIX B
                        Sub-Investment Advisory Agreement

                     SPARX INVESTMENT & RESEARCH, USA, INC.
                               360 Madison Avenue
                            New York, New York 10017

                                                                         , 2005
                                                                  -------
SPARX Asset Management Co., Ltd.
360 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

     As you are aware, SPARX Funds Trust (the "Trust") desires to employ the capital of the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Fund"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Trust's Board of Trustees (the "Board"). The Trust employs SPARX Investment & Research, USA, Inc. (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Advisory Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as each Fund's sub-investment adviser.

     In connection with your serving as sub-investment adviser to the Fund, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Trust. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Trust's behalf in any such respect.

     Subject to the supervision and approval of the Adviser and the Trust's Board, you will provide investment management of the Fund's portfolio in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. You will furnish to the Adviser or the Trust such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Adviser or the Trust may reasonably request. The Trust and the Adviser wish to be informed of important developments materially affecting the Fund's portfolio and shall expect you, on your own initiative, to furnish to the Trust or the Adviser from time to time such information as you may believe appropriate for this purpose.

     In executing transactions for the Fund and selecting brokers or dealers, you will use your best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, you will consider all factors you deem relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, you may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which you or an affiliate exercises investment discretion.

     You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Trust or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder. The Trust is expressly made a third party beneficiary of this Agreement with rights as respect to the Fund to the same extent as if it had been a party hereto.

     In consideration of services rendered pursuant to this Agreement, the Adviser will pay you on the first business day of each month a fee at the annual rate set forth on Schedule 1 hereto. The fee for the period from the date of the commencement of the public sale of the Fund's shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.

     For the purpose of determining fees payable to you, the value of the Fund's net assets shall be computed in the manner specified in the Trust's governing documents for the computation of the value of the Fund's net assets.

     You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Trust, except to the extent specifically assumed by you. The expenses to be borne by the Trust include, without limitation, the following: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Trustees who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Trust's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and meetings, and any extraordinary expenses.

     The Adviser understands that in entering into this Agreement you have relied upon the inducements made by the Trust to you under the Advisory Agreement. The Adviser also understands that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

     In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely for the Trust and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

     As to each Fund, this Agreement shall continue until the date set forth opposite such Fund's name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Fund's name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Fund, this Agreement is terminable without penalty
(i) by the Adviser upon 60 days' notice to you, (ii) by the Trust's Board or by vote of the holders of a majority of such Fund's shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Trust and the Adviser. This Agreement also will terminate automatically, as to the relevant Fund, in the event of its assignment (as defined in the 1940 Act). In addition, notwithstanding anything herein to the contrary, if the Advisory Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Advisory Agreement terminates.

     No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto. This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of principle laws thereof.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                            Very truly yours,
Accepted:
SPARX ASSET MANAGEMENT                      SPARX INVESTMENT & RESEARCH,
CO., LTD.                                   USA, INC.
By:                                         By:
   ----------------------------------          --------------------------------

                                  SCHEDULE 1

                         Annual Fee
                      as a Percentage
                      of Average Daily
Name of Series           Net Assets        Reapproval Date     Reapproval Day
------------------   -----------------   ------------------   ---------------
SPARX Japan Fund     0.60%               October 31, 2006       October 31st

                 -----------------------------------------------

                                SPARX JAPAN FUND

                 -----------------------------------------------

                          Shares of Beneficial Interest

Mark box at right if an address or comment has been noted on the reverse side of this card. /__/

CONTROL NUMBER:

Please be sure to sign and date this Proxy.           Date:  ___________________




--------------------------------------------------------------------------------
Shareholder sign here                                         Co-owner sign here

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1. With respect to the proposal to approve the Sub-Investment Advisory Agreement between SPARX Investment & Research, USA, Inc. and SPARX Asset Management Co., Ltd.:

            For  /_/        Against /_/        Abstain /_/

2. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

RECORD DATE SHARES:  ___________

                                SPARX JAPAN FUND

                Special Meeting of Shareholders - August 19, 2005
                 Proxy Solicited on Behalf of Board of Trustees

The undersigned holder of shares of SPARX Japan Fund (the "Fund"), a series of SPARX Funds Trust (the "Trust"), a Massachusetts business trust, hereby appoints Erik C. Kleinbeck and Takashi Tsuchiya and, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at 360 Madison Avenue, 22nd Floor, New York, New York 10017, on Friday, August 19, 2005, at 3:00 p.m., Eastern time, and at any and all adjournments thereof, and thereat to vote all shares of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

 THIS PROXY IS SOLICITED BY THE TRUST'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE INDICATED. BY SIGNING THIS PROXY CARD, RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT IS ACKNOWLEDGED.

 PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

Please sign exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.


   HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

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